UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 11, 2010

Clear Skies Solar, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53105	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Country Road, Suite 610 Mineola, NY	11501-4241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 282-7652

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ..     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ..     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

      ..     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ..     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities.

On October 11, 2010, Clear Skies Solar, Inc. (the “Company”) issued 5,000,000 shares of common stock as security for settlement of an account payable to a vendor. The shares were placed into escrow and will be returned to the Company upon satisfaction of the account payable.

On October 12, 2010, the Company entered into stock purchase agreements with Chevra Toras Chesed (“Chevra”) and Congregation Kehal Yerayim Ateres Zvi (“Kehal”), pursuant to which, on October 13, 2010, the Company sold an aggregate of 10,000,000 shares of common stock (of which 5,000,000 shares were sold to each buyer) for a purchase price of $0.025 per share (for an aggregate purchase price of $250,000).

On October 13, 2010, the Company entered into stock purchase agreements with Chevra and Kehal, pursuant to which the Company sold an aggregate of 4,000,000 shares of common stock (of which 2,000,000 shares were sold to each buyer) for a purchase price of $0.0325 per share (for an aggregate purchase price of $130,000).

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Stock Purchase Agreement, dated October 12, 2010, by and among Clear Skies Solar, Inc. and Chevra Toras Chesed

10.2

Stock Purchase Agreement, dated October 12, 2010, by and among Clear Skies Solar, Inc. and Congregation Kehal Yerayim Ateres Zvi

10.3

Stock Purchase Agreement, dated October 13, 2010, by and among Clear Skies Solar, Inc. and Chevra Toras Chesed

10.4

Stock Purchase Agreement, dated October 13, 2010, by and among Clear Skies Solar, Inc. and Congregation Kehal Yerayim Ateres Zvi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2010

Clear Skies Solar, Inc.

By: /s/ Arthur L. Goldberg

Arthur L. Goldberg

Vice President and Chief Financial Officer